Exhibit 5.1

Proskauer Rose LLP Eleven Times Square, New York, New York 10036-8299

January 24, 2018

Solid Biosciences Inc.

161 First Street, Third Floor

Cambridge, MA 02142

Ladies and Gentlemen:

We are acting as counsel to Solid Biosciences Inc., a Delaware corporation (the “Company”) to be formed upon the statutory conversion of Solid Biosciences, LLC (“Solid LLC”) from a Delaware limited liability company into a Delaware corporation (the “Conversion”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement (the “Registration Statement”) on Form S-1 relating to the sale by the Company of up to 8,050,000 shares, par value $0.001 per share (including 1,050,000 shares being offered pursuant to the exercise of the underwriters’ over-allotment option) (the “Shares”).

As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation:

(i)	the Third Amended and Restated Limited Liability Company Agreement of Solid LLC, dated March 29, 2017 and as amended on October 26, 2017;

(ii)	the Plan of Conversion of Solid LLC in the form filed as Exhibit 2.2 to the Company’s Registration Statement on Form S-1 as filed with the Commission on December 29, 2017 (File No. 333-222357) (as amended, the “Registration Statement”);

(iii)	the Agreement and Plan of Merger of the Company in the form filed as Exhibit 2.3 to the Registration Statement,

(iv)	the Form of Certificate of Conversion of Solid LLC in the form filed as Exhibit 2.4 to the Registration Statement;

(v)	the Certificate of Incorporation of the Company in the form filed as Exhibit 3.3 to the Registration Statement;

(vi)	the Bylaws of the Company in the form filed as Exhibit 3.4 to the Registration Statement;

(vii)	certain of the resolutions of the Board of Managers and of the Members of Solid LLC; and

(viii)	the Registration Statement, together with the exhibits filed as a part thereof and including any documents incorporated by reference therein.

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

Boca Raton | Boston | Chicago | Hong Kong | London | Los Angeles | New Orleans | New York | Newark | Paris | São Paulo | Washington, D.C.

January 24, 2018

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that, upon effectiveness of the Conversion, the Shares will be duly authorized by the Company and, when issued pursuant to, and as described in, the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance), will be legally issued, fully paid and non-assessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware and to the Delaware Limited Liability Company Act, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction. The references and limitations to the “General Corporation Law of the State of Delaware” and the “Delaware Limited Liability Company Act” include all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement, and we further consent to the incorporation of this opinion by reference in any registration statement filed pursuant to Rule 462(b) in connection with the offering covered by the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP